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                                                                 Exhibit 99.3(i)



                                      June 10, 1996

New England Variable Life Separate Account
New England Variable Life Insurance Company
501 Boylston Street
Boston, MA 02117

Gentlemen and Ladies:

       In my capacity as General Counsel of New England Variable Life Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-6 under the Securities Act of 1933. This Registration Statement is being filed with respect to individual Modified Single Premium Variable Life Insurance Policies (the "Policies") issued by New England Variable Life Separate Account (the "Account").

       It is my professional opinion that:

     1. The Account is a separate investment account of the Company and is duly created and validly existing pursuant to the laws of the State of Delaware.

     2. The Modified Single Premium Variable Life Insurance Policies, when issued in accordance with the prospectus contained in the Registration Statement and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms.

     3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

     In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

     I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus contained the Registration Statement.

                                        Very truly yours,


                                        By:  /s/ H. James Wilson
                                             -----------------------
                                                 H. James Wilson
                                                 General Counsel